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                                                                   EXHIBIT 10(p)

                            SPLIT DOLLAR AGREEMENT


     Agreement made the 23rd day of October, 1996, by and between Gamma Biologicals, Inc. and Raul F. Alvarez.

     WHEREAS, Raul F. Alvarez (hereinafter sometimes called "Alvarez") previously assigned to Gamma Biologicals, Inc. (hereinafter called "the Corporation") without consideration his entire interest in the insurance policy on his own life issued by the Massachusetts Mutual Life Insurance Company (Policy Number 9 890 347) in the face amount of $500,000 (hereinafter called "the Policy");

     WHEREAS, Raul F. Alvarez is a valued employee and/or director of the Corporation, which wishes to retain the benefit of his services;

     NOW, THEREFORE, it is agreed between the two parties hereto as follows:

                                  Article 1.

     As soon as possible, the corporation shall cause the right to the death benefits payable under the Policy to be endorsed pursuant to the provisions of Articles 3 and 10 of this Agreement.

                                  Article 2.

     The Corporation will be the owner of the Policy and it may exercise all the rights of ownership with respect to the Policy except as otherwise hereinafter provided.

                                  Article 3.

     The right to designate the beneficiary or beneficiaries to receive any proceeds payable under the Policy in excess of the amount of proceeds payable to the Corporation under Article 10(B) of this Agreement, as well as the right to elect the settlement option with respect to such portion of such proceeds, shall remain with Alvarez.

                                  Article 4.

     All dividends declared by the Massachusetts Mutual Life Insurance Company on the Policy or any part thereof as may be necessary, shall be applied to purchase one-year term insurance on the life of Raul F. Alvarez in an amount equal to the guaranteed cash value of the Policy as of the end of the next Policy anniversary and any balance of the dividend shall be applied to buy additional paid-up insurance. Whenever the dividend is not adequate to purchase the required amount of term insurance, the entire dividend shall be applied to purchase whatever amount of term insurance the dividend will purchase.
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                                  Article 5.

     All premiums due on the Policy shall be paid by the Corporation. However, Alvarez agrees to reimburse the Corporation within 30 days of each premium payment an amount such that for federal income tax purposes the reimbursement for each year is equal to the value of the economic benefit of the life insurance protection enjoyed by Alvarez under the terms of this Agreement. For purposes of this Agreement, the term "net premium payment" means such part of each gross premium which is not reimbursable to the Corporation by Alvarez pursuant to the preceding sentence.

                                  Article 6.

     Alvarez shall be obligated to repay the Corporation the amount of the aggregate net premium payments under Article 5 of this Agreement, plus interest on each net premium payment calculated at the rate of 3% per annum. This obligation of Alvarez to the Corporation shall be payable as provided in Articles 10, 11(e) and 12 of this Agreement.

                                  Article 7.

     The Corporation may add a rider to the Policy for its own benefit. Upon written request made by Alvarez, the Corporation may add a rider to the Policy for his benefit. Any additional premium for any rider which is added to the Policy shall be paid by the party which will be entitled to receive the proceeds of the rider.

                                  Article 8.

     A. The Corporation shall have the right to obtain loans secured by the Policy. These loans may be obtained either from the Massachusetts Mutual Life Insurance Company or from others. The Corporation shall have the right to assign the Policy as security for the repayment of such loans. The amount of such loans together with the interest thereon shall at no time exceed the cash surrender value of the Policy as of the date to which the premiums on the Policy have been paid. All interest charges with respect to any such loans shall be paid by the Corporation. The Corporation may also consent to policy loans to Alvarez, in which case all interest charges with respect to any such policy loans shall be paid by Alvarez, unless otherwise agreed to by the Corporation.

     B. If the Policy is assigned or is encumbered in any way, other than by a policy loan, on the date of the death of Raul F. Alvarez, the Corporation will promptly take all steps which may be necessary to secure release or discharge of the assignment or encumbrance so that the portion of the death proceeds payable under the Policy to the beneficiary or beneficiaries named therein will be paid promptly.
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                                  Article 9.

     Except as otherwise herein provided, the Corporation agrees that while this Agreement remains in force and effect it will not, without the consent of Alvarez, transfer, assign or terminate the Policy.

                                  Article 10.

     A. Upon the death of Raul F. Alvarez, the Corporation will promptly take all steps which may be necessary to obtain the death benefits provided under the Policy.

     B. Upon the death of Raul F. Alvarez, the Corporation shall be entitled to receive a portion of the death benefits provided under the Policy. The amount to which the Corporation will be entitled shall be the amount of its aggregate net premium payments pursuant to Article 5 of this Agreement, plus the aggregate amount of any interest charges in respect of any policy loans to Alvarez paid by the Corporation pursuant to Article 8 of the Agreement, less the amount of any indebtedness which may exist against the Policy and any interest due on such indebtedness (but only to the extent the proceeds of such indebtedness were provided to the Corporation), plus interest on each net premium payment and interest payment made by the Corporation in respect of any policy loans to Alvarez calculated at the rate of 3% per annum. The amount to which the Corporation will be entitled will not, however, exceed the cash value of the Policy (without reduction for any policy loans or other indebtedness which may exist against the Policy) at the end of the policy year in which the death of Raul F. Alvarez occurs, plus the aggregate amount of interest payments made by the Corporation in respect of any policy loans to Alvarez, plus interest on each net premium payment and interest payment made by the Corporation in respect of any policy loan to Alvarez calculated at the rate of 3% per annum. The receipt of this amount by the Corporation shall constitute satisfaction of this obligation of Alvarez under Article 6 of this Agreement.

     C. Upon the death of Raul F. Alvarez, the beneficiary or beneficiaries named in accordance with the provisions of Article 3 of this Agreement shall be entitled to receive the amount of the death benefits provided under the Policy in excess of the amount payable to the Corporation under paragraph B of this Article.

                                  Article 11.

     This Agreement shall terminate on the occurrence of any of the following events: (a) cessation of the business of the Corporation; (b) written notice given by Alvarez to the Corporation; (c) bankruptcy, receivership or dissolution of the Corporation; (d) upon the election of aggrieved party if either the Corporation or Alvarez fails for any reason to make the payment or reimbursement required by Article 5 of this Agreement toward payment of any premium due on this Policy, provided that any election to terminate this Agreement under this clause must be made within 90 days after the failure to make the required payment or reimbursement occurs; (e) repayment in full by Alvarez
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of the aggregate net premium payments made by the Corporation under Article 5 of this Agreement and the aggregate interest payments made by the Corporation in respect of any policy loans to Alvarez under Article 8 of this Agreement, plus interest on each net premium payment and interest payment calculated at the rate of 3% per annum, provided that upon receipt of such repayment the Corporation shall transfer ownership of the Policy to Alvarez.

                                  Article 12.

     If this Agreement is terminated under paragraph (a), (b), (c), or (d) of
Article 11, Alvarez shall have the option to pay the Corporation, within 90 days of such termination, the amount of the aggregate net premium payments made by the Corporation under Article 5 of this Agreement, plus the amount of the aggregate interest payments made by the Corporation in respect of any policy loans to Alvarez under Article 8 of this Agreement, plus interest on each such net premium payment and interest payment calculated at the rate of 3% per annum. If the Policy is encumbered by a policy loan at the time ownership is to be transferred, the Corporation shall either remove the encumbrance or reduce the price to be paid for the Policy by the amount of the indebtedness (but only to the extent the proceeds of such indebtedness were provided to the Corporation). If the Policy is assigned to a third party at the time ownership is to be transferred, the Corporation shall take all steps necessary to secure release of the assignment. If Alvarez does not exercise his option to acquire the Policy, ownership of the Policy by the Corporation shall constitute satisfaction of the obligation of Alvarez to the Corporation under Article 6 of this Agreement.

                                  Article 13.

     This Agreement shall not be modified or amended except by a writing signed by the Corporation and by Alvarez. This Agreement shall be binding upon the heirs, administrators or executors and the successors and assigns of each party to this Agreement.

                                  Article 14.

     This Agreement shall be subject to and shall be construed under the laws of the State of Texas.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement at
Houston, Texas.



                                    /s/ Raul F. Alvarez
                                    -------------------------------
                                    Raul F. Alvarez

                                    Gamma Biologicals, Inc.


                                    By:  /s/ Margaret J. O'Bannion
                                       ----------------------------
                                    Margaret J. O'Bannion
                                    Vice President - Finance